Exhibit 99.1
Press Release
For immediate distribution

Superclick Announces Definitive Agreement to be Acquired by AT&T Subsidiary

September 26, 2011 (MONTREAL) — Superclick, Inc. (OTCBB:SPCK), a technology leader in IP infrastructure management and converged network design solutions, today announced that it has entered into a definitive agreement under which a subsidiary of AT&T will acquire Superclick, Inc. in a cash transaction currently valued at approximately $ 15 million. The agreement has been approved to proceed to shareholder vote by the Board of Directors of Superclick.

“Superclick is committed to delivering world class network management solutions to its customers. Under the leadership of our Founder, President and CEO, Sandro Natale, we have developed the deepest and most reliable capabilities for network monitoring and management in the market today.  It is an honor to have received this offer from AT&T, known around the world for being a trusted business leader in their field.  We are confident that this transaction will allow our business to continue to flourish and that our technology will see wide adoption across many applications” said Todd Pitcher, Chairman of Superclick.

Conditions
The acquisition is subject to approval by Superclick stockholders and is expected to close in the fourth quarter of 2011.

Headwaters MB is acting as financial advisor to Superclick on the transaction.

For a more detailed explanation of the transaction, please review today’s Form 8-K filed with the Securities and Exchange Commission and visit the investor relations page of the Company's website at www.superclick.com/stock-information

About Superclick, Inc.
Superclick, Inc. (OTC BB:SPCK.OB - News), through its wholly owned, Montreal-based subsidiary Superclick Networks, Inc., develops, manufactures, markets and supports the Superclick Internet Management System (SIMS(tm)), Monitoring and Management Application (MAMA(tm)) and Media Distribution System (MDS(tm)) in worldwide hospitality, conference center and event, multi-tenant unit (MTU) and university markets. Superclick Networks Inc. serves leading hospitality brands including Accor, Fairmont & Raffles Hotels, Four Seasons Hotels, Intercontinental Hotels Group, Jumeirah, Kimpton Hotels, Mandarin Oriental Hotels, Marriott Hotels International, Shangri-La Hotels and Starwood in Canada, North America, the Middle East and Asia. Superclick Networks is also partnering with IBM Global Services in the development of products and services designed to address strategic opportunities in key growth markets on a worldwide basis.

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Forward-Looking Statements
Statements in this press release that are not statements of historical or current fact, including statements regarding the proposed transaction, the expected timetable for completing the transaction, and any other statements regarding events or developments that we believe or anticipate will or may occur in the future, constitute ``forward-looking statements'' within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, the parties’ ability to consummate the transaction, uncertainties and other unknown factors that could cause the actual results of the Company to be materially different from the historical results or from any future results expressed or implied by such forward-looking statements. In addition to statements which explicitly describe such risks and uncertainties, readers are urged to consider statements with the terms ``believes,'' ``belief,'' ``expects,'' ``intends,'' ``anticipates,'' ``will'' or ``plans'' to be uncertain and forward-looking. The forward-looking statements contained herein are also subject generally to other risks and uncertainties that are described from time to time in the Company's reports and registration statements filed with the Securities and Exchange Commission. Factors that could cause actual results to differ materially from the forward-looking statements contained herein include, but are not limited to: any operational or cultural difficulties associated with the integration of the businesses of the Company and Parent; potential adverse reactions or changes to business relationships resulting from the announcement or completion of the proposed transaction; unexpected costs, charges or expenses resulting from the proposed transaction; litigation or adverse judgments relating to the proposed transaction; risks relating to the consummation of the contemplated transaction, including the risk that the required stockholder approval might not be obtained in a timely manner or at all or that other closing conditions will not be satisfied; the failure to realize synergies and cost savings from the transaction or delay in realization thereof; any difficulties associated with requests or directions from governmental authorities resulting from their reviews of the transaction; and any changes in general economic and/or industry-specific conditions. Superclick assumes no obligation to update or revise any forward-looking statement, whether as a result of new information, future events and developments otherwise.

Additional Information and Where to Find It
Superclick intends to file with the Securities and Exchange Commission (the “SEC”) a preliminary proxy statement and a definitive proxy statement and other relevant materials in connection with the merger described in the press release referenced above. The definitive proxy statement will be sent or given to the stockholders of Superclick. Before making any voting or investment decision with respect to the merger, stockholders are urged to read the proxy statement and other relevant materials when they become available because they will contain important information about the merger. The proxy statement and other relevant materials (when they become available), and any other documents filed by Superclick with the SEC, may be obtained free of charge at the SEC’s website at www.sec.gov or at Superclick’s website at www.superclick.com/stock-information.

Participants in the Solicitation
Superclick and its director and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Superclick in connection with the merger. Information about the directors and executive officers of Superclick is set forth in its proxy statement on Schedule 14A filed with the SEC on May 17, 2011, and Superclick’s Annual report on form 10-K/A filed on February 4, 2011.

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Additional information regarding the interests of participants in the solicitation of proxies in connection with the merger will be included in the proxy statement that Superclick intends to file with the SEC.

For more information, contact:

Kathleen Stelmach	Paul Vaillancourt III
Torchia Communications	Torchia Communications
416 341-9929 ext. 227	514 996-6224
kathleen@torchiacom.com	paulv@torchiacom.com